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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                           -------------------------

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or 12(g) of
                      The Securities Exchange Act of 1934


                              TWINLAB CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                       11-3317986
(State of incorporation                     (IRS Employer Identification Number)
   or organization)

           2120 Smithtown                                 11779
        Ronkonkoma, New York                            (Zip Code)
(Address of Principal Executive Offices)


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:


                                                Name of each Exchange
         Title of each class                     on which each class
         to be so registered                     is to be registered
         -------------------                     --------------------
                 None                                    None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(l), please check the following box [ ].

     If this Form relates to the registration of a class of debt securities and is to become effectively simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A.(c)(2), please check the following box [ ].


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

                              Title of each class
                              to be so registered
                              -------------------


                         Common Stock, $1.00 par value
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's securities to be registered is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No.333-05191) (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on June 4, 1996, as the same may be amended, and incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. The Registration Statement, initially filed with the Commission on June 4, 1996, as the same may be amended, and incorporated herein by reference.

2. Form of Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the registration statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No. 333-6781, as the same may be amended and incorporated herein by reference.

3. Form of Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the registration statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No. 333-6781, as the same may be amended, and incorporated herein by reference.

4.   Specimen Common Stock Certificate, filed herewith.
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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  October 21, 1996

                              TWINLAB CORPORATION



                              By: /s/  Neil Blechman
                                 ---------------------------------------
                                Name:   Neil Blechman
                                Title:    Executive Vice President and Secretary